CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S−8 of our report dated April 30, 2007 with respect to the audited financial statements of Earth Biofuels Inc. for the year ended December 31, 2006 and our report dated April 30, 2007, except for matters discussed in Note 2 to the financial statements for which the date is June 13, 2007, with respect to the restateed audited financial statements of Earth Biofuels, Inc. for the year ended December 31, 2006.
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Malone & Bailey, PC www.malone−bailey.com Houston, Texas
December 20, 2007